Exhibit 23

                    Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 3, 1997, included in or incorporated by reference into ThermoTrex Corporation's Annual Report on Form 10-K for the year ended September 27, 1997, into the Company's previously filed Registration Statement No. 33-47846 on Form S-3, Registration Statement No. 33-45282 on Form S-8, Registration Statement No. 33-45284 on Form S-8, Registration Statement No. 33-52818 on Form S-8, Registration Statement No. 33-68654 on Form S-3, Registration Statement No. 33-69426 on Form S-3, Registration Statement No. 33-70512 on Form S-8, Registration Statement No. 33-80891 on Form S-8, and Registration Statement No. 333-34909 on Form S-3.

                                                     Arthur Andersen LLP

    Boston, Massachusetts
    December 3, 1997